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                                    EXHIBIT A

                       AGREEMENT RELATING TO JOINT FILING
                                 OF SCHEDULE 13G


         The undersigned hereby agree that, without admitting beneficial ownership, a single Schedule 13G (or any amendment thereto) relating to the Common Stock of i2 Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such
Schedule 13G.

Dated: February 15, 1999


                                      /s/ Sanjiv S. Sidhu
                                      -----------------------------------------
                                      Sanjiv S. Sidhu



                                      SIDHU-SINGH FAMILY INVESTMENTS, LTD.


                                      By: /s/ Sanjiv S. Sidhu
                                      -----------------------------------------
                                      Sanjiv S. Sidhu, Managing General Partner